SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 13, 2005 (July 8, 2005)

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-15925 (Commission File Number)	13-3893191 (I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 373-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 9.01. Financial Statements and Exhibits.
EX-10.1 SECOND AMENDMENT DATED 7/8/05 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED 8/19/04

ITEM  1.01.  Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Credit Agreement

On July 8, 2005, CHS/Community Health Systems, Inc. (the “Borrower”), a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), entered into an amendment with the lenders under its $1,625,000,000 Amended and Restated Credit Agreement dated as of August 19, 2004, as amended (the “Credit Agreement”), among the Borrower, the Company, as guarantor, the several lenders, JP Morgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent.

The amendment provides the Company with additional flexibility to prepay, redeem, defease or acquire the Company’s $287.5 million 4.25% Convertible Subordinated Notes, which are due in 2008, but become callable on October 15, 2005. The amendment gives the Company the ability, subject to certain conditions, to use cash and/or revolver borrowings to prepay, redeem, defease or acquire such convertible notes. The amendment also extends the 1% prepayment premium for optional prepayments of the term loans in connection with a repricing of the term loans from the first anniversary to the second anniversary of the Credit Agreement, or August 19, 2006.

While the Company is presently reviewing various alternatives regarding the 4.25% Convertible Subordinated Notes, the Company has not reached any decision whether to implement any prepayment, redemption, defeasement or acquisition of the 4.25% Convertible Subordinated Notes or the terms of any such prepayment, redemption, defeasement or acquisition.

In the past, JP Morgan Chase Bank, Wachovia Bank, National Association, Bank of America, N.A. and certain of the other lenders, or their respective affiliates, have rendered various services to the Company, including investment banking and other financial advice and services.

ITEM  9.01.  Financial Statements and Exhibits.

Exhibit 10.1	Second Amendment dated as of July 8, 2005, to the Amended and Restated Credit Agreement dated as of August 19, 2004, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the several lenders thereto, JP Morgan Chase Bank, as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2005	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)